Exhibit 2.1

State of Delaware Secretary of State Division of: Corporations
Delivered 02:16 PM 08/03/2015

STATE OF DELAWARE
FILED 02:16 PM 08/03/2015 SRV 151125393 - 4314552 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Las Vegas Railway Express, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Las Vegas Railway Express, Inc. resolutions were duly  adopted  getting  forth  proposed amendment of the Certificate of  Incorporation  of  said  corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Four" so that, as amended, said Article shall be and read as follows:
"The total number shares of stock, which this corporation is authorized to issue is 10,000,000,000 shares of common stock with a par value of $0.0001.
Effective of the date this Certificate of Amendment  is filed with the Secretary of State of the State of Delaware, each 10,000 shares of the Corporation's common stock, par value $0.0001 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into 1 share of the Corporation's common stock, par value S0.0001 per share.
Any fractional shares resulting from such conversion will be rounded up to the nearest whole number."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of August, 2015.

By: /s/ Michael Barron

Title:, CEO

Name: Michael A. Barron

State of Delaware Secretary of  State
Division of Corporations
Delivered 10:00 AM 04/21/2015 FILED 10:00 AM 04/21/2015
SEW 150551420 - 4314552 FIIE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Las Vegas Railway Express, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation,  declaring  said  amendment  to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution  setting  forth the proposed  amendment  is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4 amended, said Article shall be and read as follows:
"so  that, as The total number of shares of stock, which this corporation if authorized to issue is 10,000,000,000 shares of common stock with a par value of .0001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the Genera] Corporation Law of  the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17 day of April, 2015

By: /s/ Michael Barron
Authorized Officer
Title: CEO
Name: Michael A. Barron
Print or Type

STATE OF DELAWARE
State of Delaware Secretary of State Division of   Corporations
Delivered 10:30 AM 10/28/2014
Filed  10:30   AM  10/28/2014  SRV 141352641 - 4314552 FILE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of  Directors of Las Vegas Railway Express, Inc. resolutions were duly adopted setting forth a proposed amendment of the  Certificate of Incorporation  of  said  corporation,  declaring  said  amendment  to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The  resolution  setting  forth  the proposed amendment  is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 11 4" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock, which this corporation is authorized to issue is 500,000,000 shares at a common stock with a par value of 0.0001
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of  the General  Corporation  Law  of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of October, 2014
Title:  CEO

Name: /s/ Michael A. Barron
Print or Type

Certificate of Amendment of
Certificate of Incorporation of
Las Vegas Railway Express, lnc.
State of Delaware Secretary of State
Division of Corporations
Delivered 02:31 PM l l / 13 / 2013
FILED 02 :18 PM 11 / 13 / 2013
SRV 131304153 - 4314552 FILE

(Pursuant to Section 242 of the Delaware General Corporation Law)

La Vegas Railway Express, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

I. The Certificate of Incorporation of the Corporation is hereby amended by changing ARTICLE  FOURTH,  so  that,  as amended, said ARTICLE  FOURTH shall be and read, in its entirety, as follows:

"FOURTH: The total number shares of stock, which this corporation is authorized to issue is 200,000,000 shares of common stock with a par value of $0.000 I.

Effective as of the date this Certificate of Amendment  is tiled with the Secretary of State  of  the  State  of  Delaware, each 20 shares of the Corporation' s com mon stock, par value $0.000 l per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the  Secretary  of  State of  the State of  Delaware  shall  be  converted  and reclassified into I share of the Corporation's common stock, pa r value $0.0001 per share.

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number."

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law or the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN W IT NES S WHEREO F, I have signed this Certificate this 13th day of November, 2013.

/s/ Michael Barron
Michael Barron

State of Delaware
Secretary of State
Division of' Corporations Delivered 04:46 PM 04/19/2010 FILED 04:46 PM 04/19/2010
SRV 100398558 - 4314552 FILE

STATE OF DELAWARE CERTIF1CATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing wider and by virtue of the General Corporation Law of the State of Delaware docs hereby certify:
FIRST: That at a meeting of the Board of Directors of Las Vegas Railway Express, Inc. resolutions were duly adopted getting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The  resolution  setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by  changing the Article thereof numbered"4 "so that, as amended, said Article shall be and read as follows:
SECOND: That thereafter, pursuant to resolution of its Board of Directors. a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of  Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of April , 2010 .

By:  /s/Michael A. Barron
Title: CEO
Name: Michael A. Barron
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 03/19/2010
FILED 01: 30 PH 03/19/2010
SRV 100299295 - 4314552 FIIE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: FIRST: That at a meeting of the Board of Directors of Liberty Capital Asset Management, Inc. resolutions were dully adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof  The resolution setting forth the proposed amendment is as follows·
RESOLVED, that the Certificate of Incorporation of  this corporation be amended by changing the Article thereof numbered "   l &. 4 "so that, as amended, said Article shall be and road a, follows:

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a Special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment
THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said  corporation has caused this certificate to be signed this 19th day of _March, 2010

Title: CEO
Name: /s/Michael A. Barron
Print or Type

State of Delaware Secretary of State Division of  Corporations
STATE OF DELAWARE·
Delivered 01:47 PM 11/05/2008
FILED 01 :47 PM 11/05/2008
SRV 081093463 - 4314552 FILE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of CORPORATE OUTFITTERS, INC. resolutions were duly adopted setting forth a proposed amendment of  the Certificate of  Incorporation  of  said  corporation,  declaring  said  amendment  to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof  The resolution setting forth the  proposed  amendment is  as follows:

LIBERTY CAPITAL ASSET MANAGEMENT, INC.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the  Article thereof numbered,FIRST " so that, as amended; said Article shall be and read as follows:

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General  Corporation Law  of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

lN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5TH day of NOVEMBER 2006 .

By:/s/ Michael Barron
Title: CEO

Name:MICHAEL A. BARRON
Print or Type

CERTIFICATE OF INCORPORATION
State of Delaware Secretary of State
Division of Corporations
Delivered 03:44 PM 03/09/2007 FILED 03: 12 PM 03/09/2007
SRV 070301737 - 4314552 FILE

FIRST: The name of this corporation shall be: CORPORATE OUTFITTERS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Seventy Five Million (75,000,000) shares of common stock with a par value of $0.0001

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation 2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 9th day of March, 2007.

By: /s/ Sparkle Harding
Sparkle Harding
Assistant Secretary
The Company Corporation, lncorporator